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                                                                     Exhibit 99


               Report of Independent Certified Public Accountants



To the Stockholders of
IMC Mortgage Company and Subsidiaries



We have reviewed the accompanying consolidated balance sheet of IMC Mortgage Company and Subsidiaries as of June 30, 2000, and the related statements of operations for the three and six months ended June 30, 2000 and 1999 and statements of cash flows for the six months ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institution of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and in our report dated March 24, 2000, we expressed an unqualified opinion with an explanatory paragraph for a going concern on these consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ Grant Thornton L.L.P.
-------------------------

Tampa, Florida
August 9, 2000